EXHIBIT 99.1

PhytoMedical Continues to Strengthen Research and Development Team with Key Appointment.

PhytoMedical’s expanded research agreement with Iowa State University accelerates development of new class of compounds for type-2 diabetes.

Princeton, NJ – March 26, 2007 - PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6), today announced the addition of Dr. Mark A. Bossie, a specialist in the identification, development, and licensing of new pharmaceuticals and therapeutics, to the Company’s Scientific Advisory Board.

“I’m very pleased with the addition of Dr. Mark Bossie to the PhytoMedical team,” commented PhytoMedical President and CEO, Mr. Greg Wujek.  “Mark’s very special expertise with novel pharmaceutical compounds is particularly helpful as we work towards expanding the Company’s drug discovery pipeline, while continuing to move our new class of compounds for type-2 diabetes towards an Investigative New Drug application with the Food and Drug Administration.”

By way of an expanded Sponsored Research Agreement with the Office of Sponsored Projects at Iowa State University, PhytoMedical is continuing further development of its novel, synthesized type A-1 'polyphenolic' compounds - an entirely new, innovative class of compounds derived from cinnamon, shown in published human and pre-clinical animal studies to favorably effect type-2 diabetes without side effects.

“We’ve established a growing relationship with Iowa State University, in no small part, a direct result of the personal dedication and professional research outcomes produced by our lead collaborating scientist at the university, Dr. George A. Kraus and his talented research team,” continued Mr. Wujek.

Dr. George A. Kraus is a widely published and acclaimed Professor of Chemistry at Iowa State University. With over 250 publications in refereed journals, Dr. Kraus is distinguished as a Sloan Research Fellow, an honor unique to those who have been identified and credited by the Alfred P. Sloan Foundation as research scientists who “…show the most outstanding promise of making fundamental contributions to new knowledge.”

Among his research interests Dr. Kraus has applied his expertise to the development of new synthetic methods and their application to the synthesis of biologically active natural products.

An estimated 300 new drugs of world-wide importance, worth over $150 billion, still remain to be discovered amongst the 250,000 species of higher plants found on earth, of which less than 15% have been investigated for bioactive compounds. Presently, twenty of the best selling drugs come from natural sources and 25% of all prescription drugs contain active compounds originally derived from or patterned after compounds derived from plants.

With his primary research focus being the chemistry of botanicals and the chemistry of bio-based products, Dr. George Kraus’ specific research competencies directly apply to his work to synthesize PhytoMedical’s naturally-derived compounds for type-2 diabetes.

“In pre-clinical research, our new class of polyphenolic compounds have produced encouraging outcomes, demonstrating the ability to successfully drop blood sugar levels, lower triglycerides, and reduce both LDL and total cholesterol – all without reported side-effects.

“As we continue to build on Dr. Kraus’ ongoing efforts and further the development of these compounds for commercial application, I expect to increasingly leverage Dr. Mark Bossie’s expertise in molecular plant pathology, genomics, and high throughput, mechanism-based screening,” concluded Mr. Greg Wujek.

Dr. Mark A. Bossie

Dr. Mark A. Bossie brings over 20 years of research experience to PhytoMedical, and is a specialist in the identification, development, and licensing of new pharmaceuticals and therapeutics.

Dr. Bossie received a B.S. degree in Biology from The College of New Jersey (formerly Trenton State), and earned his PhD in Microbiology and Molecular Biology at Rutgers University.  Following his graduate studies, Dr. Mark Bossie joined the Molecular Biology Department at Princeton University, where he undertook and completed his post-doctoral research efforts.

Upon completion of his post-doctoral work, Dr. Bossie joined Bristol Myers-Squibb, developers of the world’s most widely used cancer treatment, Taxol®, a naturally-derived pharmaceutical compound.  At the company’s Pharmaceutical Research Institutes in Lawrenceville, NJ, Dr. Mark Bossie worked as a Consulting Scientist, engaged in the identification of novel therapeutic targets and development of high-throughput screens for compound discovery in numerous therapeutic areas.

Subsequently, Dr. Bossie accepted appointment as Senior Research Scientist at the Plant Biotechnology Department at American Cyanamid, and quickly rose to the rank of Group Leader, managing and leading research teams in various projects, including compound discovery.

Dr. Bossie was a central figure in the establishment of American Cyanamid’s most significant ventures into genomics-based discovery and initiatives into the use of plant biotechnology outside of crop protection.  Notably, Dr. Mark Bossie helped craft and close the largest-ever biotechnology deal entered into by American Cyanamid, prior to their acquisition by the world’s largest chemical company, BASF.

At BASF/American Home Products (formerly, American Cyanamid), Dr. Mark Bossie increased the company’s biotechnology research and development budget more than ten-fold, and was responsible for establishing and overseeing numerous external collaborations, including multi-million dollar genomics and bioinformatics programs.

Following the sale of American Cyanamid to BASF, Dr. Bossie accepted appointment as Research Director at Icon Genetics, a biotechnology company engaged in developing novel plant technologies targeted at the production of therapeutic pharmaceuticals in plant-based production systems.  Dr. Bossie oversaw scientific staff and integrated their research efforts with labs in Germany, and helped establish critical intellectual property and product collaborations for producing therapeutic monoclonal antibodies.

Since the successful sale of Icon Genetics’ US interests, Dr. Mark A. Bossie has provided private consulting in the areas of biotechnology, and scientific and medical communications, working across a wide array of therapeutic disciplines for some of the world’s leading pharmaceutical companies.

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

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